[LETTERHEAD OF DAVIS, GRAHAM & STUBBS, L.L.C. APPEARS HERE]











                       September 14, 1995


Cyprus Amax Minerals Company
Cyprus Amax Finance Corp.
9100 East Mineral Circle
Englewood, Colorado  80112-3299

     Re:  Registration Statement on Form S-3
          Relating to $350,000,000 Aggregate
          Principal Amount of Debt and Equity Securities
          ----------------------------------------------
Gentlemen:

     We have acted as counsel for Cyprus Amax Minerals Company, a Delaware corporation (the "Company") and Cyprus Amax Finance Corp., a Delaware corporation ("Finance"), in connection with the preparation of a Registration Statement on Form S-3 (No. 33-62145) (the "Registration Statement") filed by the Company and Finance with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933 (the "1933 Act") of an aggregate of $350,000,000 principal amount of debt securities which may be issued by the Company or Finance (the "Debt Securities") and equity securities which may be issued by the Company or Finance (the "Equity Securities") (together the "Securities").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933
Act.

     We have examined the forms of the Indentures filed by the Company and Finance as exhibits to the Registration Statement (the "Indentures"). In addition, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and Finance and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as
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Cyprus Amax Minerals Company
Cyprus Amax Finance Corp.
September 14, 1995
Page 2


originals and the conformity with the originals of all documents submitted to us as copies.

     We have assumed for purposes of this opinion (i) the corporate power, authority and legal right of the trustee or trustees (the "trustees") under the Indentures to execute, deliver and perform their obligations under the Indentures, that the performance of such obligations by the trustees will not violate their charter or by-laws and that the trustees have the legal ability to exercise their trust powers in the State of Colorado and (ii) that the Indentures will have been duly authorized, executed and delivered by the applicable trustee at the time of issuance of Debt Securities.

     We have further assumed for purposes of this opinion that, prior to the issuance by Finance of preferred stock as contemplated by the Registration Statement, that Finance will have amended its Certificate of Incorporation in a fashion adequate to permit the issuance of the preferred stock, that the Board of Directors of Finance will have authorized the issuance of the preferred stock and that Finance will have filed the appropriate Certificate(s) of Designations with respect to the preferred stock with the State of Delaware.

     We are members of the bar of the State of Colorado, and the opinion set forth below is restricted to matters controlled by federal laws and the laws of the State of Colorado.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The issuance and sale by the Company and Finance of up to $350,000,000 of Securities, as provided in the Registration
Statement, have been duly and validly authorized by all necessary corporate action of the Company and Finance.

     2. The Equity Securities, when issued and sold as provided in the Registration Statement, will be legally issued, fully paid and non-assessable.

     3. When (i) the Registration Statement has become effective under the 1933 Act, (ii) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 and has been duly executed and delivered by the parties thereto, (iii) the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of the Company and, if applicable, Finance and the applicable Indentures so as not to
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Cyprus Amax Minerals Company
Cyprus Amax Finance Corp.
September 14, 1995
Page 3


violate any applicable law or agreement or instrument then binding on the Company and, if applicable, Finance, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indentures and (v) such Debt Securities have been issued and sold as contemplated in the Registration Statement, the prospectus contained therein (the "Prospectus") and in the applicable supplement to the Prospectus, such Debt Securities will constitute valid and legally binding obligations of the Company and, if applicable, Finance, entitled to the benefits provided by the applicable Indentures, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to this firm under the heading "Validity of Securities" in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              DAVIS, GRAHAM & STUBBS, L.L.C.
                              DAVIS, GRAHAM & STUBBS, L.L.C.